UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2012

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2012, Bluehill ID AG, a wholly-owned subsidiary of Identive Group, Inc. (the “Company”), acquired approximately 58.8% of the outstanding shares of payment solution AG, a company organized under the laws of Germany (“payment solution”), pursuant to the terms and conditions contained in Share Exchange Agreements, each dated January 30, 2012 (the “Agreements”), and entered into individually with 18 selling shareholders of payment solution (the “Selling Shareholders”) in Germany and Switzerland. In exchange for the shares of payment solution, the Company issued an aggregate of 1,357,758 shares of its Common Stock to the Selling Shareholders, having a value of approximately €2.35 million (or approximately US$3.03 million), or €40,000 per 1% ownership interest in payment solution. The amount of consideration for the payment solution shares was determined by arms’-length negotiations between the Company and the Selling Shareholders. Mountain Partners AG, a significant stockholder of the Company, was a selling shareholder and held approximately 10.0% of payment solution. Daniel Wenzel, a director of the Company, is an affiliate of Mountain Partners. In addition, under the terms of the Agreements, no Company Common Stock shall be issued in connection with the acquisition of payment solution shares if it would result in an increase of 5% or more in outstanding Company Common Stock or voting power. Approximately 2.4% of the outstanding Common Stock was issued in the transaction.

The foregoing description of the Agreements does not purport to be complete, and is qualified in its entirety by reference to the form of the Agreements, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02. The issuance of the shares of Company Common Stock under the Agreements was made to qualified investors outside the United States in reliance on the exemption provided by Regulation S under the U.S. Securities Act of 1933 from the registration requirements under such Act, as well as comparable exemptions under applicable foreign securities laws. The shares have not been, and will not be, registered under the U.S. Securities Act of 1933 and are subject to applicable restrictions on transfer.

Item 8.01.	Other Events

On February 1, 2012, the Company issued a press release announcing the acquisition of shares of payment solution AG. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Share Exchange Agreement, dated January 30, 2012, between Bluehill ID AG and each selling shareholder.

99.1	Press release dated February 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

February 3, 2012	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Share Exchange Agreement, dated January 30, 2012, between Bluehill ID AG and each selling shareholder.

99.1	Press release dated February 1, 2012.